UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2015 (July 2, 2015)

SURNA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1780 55th St., Suite C Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

(303) 993-5271
Registrant’s telephone number, including area code

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

During the quarter ended September 30, 2015, Surna, Inc. (the “Company”) entered into seven financing agreements with four different accredited investors (each a “Purchaser” and together, “Purchasers”) totaling $1,175,400 and consisting of five securities purchase agreements, including both convertible notes (each a “Convertible Note”) and warrants (“Warrants”) to purchase shares of the Company’s common stock (the “Common Stock”), and two secured promissory notes (each a “Secured Note”) as follows:

Securities Purchase Agreements:

In July 2015, the Company entered into securities purchase agreements with two Purchasers, pursuant to which the Company sold and the Purchasers purchased, an 11% Convertible Note in the original principal amount of $106,000 and a 10% Convertible Note in the original principal amount of $165,000, with an aggregate original issue discount of $21,000 and Warrants to purchase up to an aggregate of 875,000 shares of the Company’s common stock, subject to adjustment as applicable (the “Common Stock”), for aggregate cash proceeds of $250,000.

In September 2015, the Company entered into three additional securities purchase agreements with the prior Purchasers and a third Purchaser, pursuant to which the Company sold and the Purchasers purchased 10% Convertible Notes in the aggregate original principal amount of $440,000, with an aggregate original issue discount of $40,000, and Warrants to purchase up to an aggregate of 1,750,000 shares of the Company’s common stock, subject to adjustment , for aggregate cash proceeds equal to $400,000.

The Convertible Notes incur a 10% or 11% interest charge on the Issuance Date and mature one year after the Issuance Date (the “Maturity Date”). Beginning two months after the Issuance Date, the holders of the Convertible Notes may convert the outstanding balance into shares of Common Stock at a conversion price equal to 80% of the lowest trade occurring during the 15 consecutive trading days immediately preceding the conversion date (the “Conversion Price”). However, if the Conversion Price is less than $0.05 (the “Floor Price”), then the Company, at its option, may elect to complete the conversion at the Conversion Price, or to complete the conversion at the Floor Price and to pay in cash the economic value of the discount. Within 90 days of the Issuance Date, the Company may prepay the Convertible Notes in cash at 125% of the outstanding balance. After 90 days since the Issuance Date, the Company may not prepay the Convertible Notes in whole or in part prior to the Maturity Date.

In accordance with the terms of the Convertible Notes, so long as the Convertible Notes are outstanding, upon any issuance by the Company of any similar security with any term more favorable than the terms in the Convertible Notes, including but not limited to conversion discounts, conversion lookback periods, interest rates, and warrant coverage, then the Holders will have the option to incorporate such favorable terms into the Convertible Notes.

The Convertible Notes include events of default, including, among other things, nonpayment of principal, interest, or fees, default under other debt or contractual obligations of the Company or any of its subsidiaries, failure to issue shares of Common Stock in accordance with the terms of the Notes, bankruptcy and insolvency events, or the Common Stock is suspended or delisted for quotation on the OTCQB marketplace. Following an event of default, the outstanding balance of the Convertible Notes will automatically increase to one hundred and twenty percent of such outstanding balance prior to the event of default without any notice from the holders.

The Warrants are exercisable at $0.25 per share (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction) (the “Exercise Price”) upon issuance and until the last calendar day of the month marking the five year anniversary of the Issuance Date (July 31, 2020 and September 30, 2020). Pursuant to the terms of the Warrants, so long as the Warrants are outstanding, if the Company issues or sells any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock, excluding shares of Common Stock issuable under Company equity incentive plans ( “Common Stock Equivalents”), pursuant to which shares may be acquired at a price less than the Exercise Price (such lower price the “Base Price”), the Exercise Price shall be reduced to equal the Base Price. However, no such adjustments shall be made in respect of an issuance of securities that is exempt under the 1933 Act.

Subject to limited exceptions, holders of the Convertible Notes and Warrants will not have the right to convert or exercise any portion of the Convertible Notes or Warrants, respectively, if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion or exercise, as applicable (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

Secured Promissory Notes:

In July and September 2015, the Company issued two Secured Notes to a fourth Purchaser in the aggregate original principal amount of $464,400 with an aggregate discount of $34,400, for the purpose of financing raw materials and inventory. The Secured Notes have a term of five months, carry an interest charge of two percent (2%) per month on the outstanding balance and can be prepaid in whole or part without penalty. The Secured Notes are secured by a Purchase Money Security Interest in: (i) inventory purchased or assembled using the proceeds from the Secured Note and (ii) accounts receivable on sales thereof (including, for the Secured Note issued in September, an assignment of a balance due from a customer purchasing a portion of the inventory). Additionally, the Company has reserved 8,000,000 shares of its Common Stock as tertiary security for the Notes. All or a portion of the reserved shares would be available to the Purchaser to satisfy a default by the Company. As of October 2, 2015, the Company had not yet received the $210,000 to which it is entitled under the September Secured Note.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is responsive to this Item 2.03 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As previously reported in the Company’s Quarterly Report on Form 10-Q filed on August 14, 2015, for the period July 1, 2015 through August 13, 2015, the Company had received notices requesting it to issue an aggregate of 10,944,256 shares of its Common Stock to various holders of its outstanding Series 1 Convertible Notes representing $526,783 in principal and $61,196 in interest. Subsequent to August 13, 2015, the Company received notice from the remaining note holders requesting conversion of their notes. As a result of notices for conversions, the company will retire the entire principal balance amount of $1,336,783 and $137,678 in accrued interest effective as of September 30, 2015. A total of 25,169,786 shares of the Company’s Common Stock will have been issued with respect to the conversion of the entire principal and related accrued interest, of which 7,646,981 have yet to be issued and are not included in the shares of Common Stock issued and outstanding below.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. As of the date of this Current Report on Form 8-K, the Company has 115,006,109 shares of Common Stock issued and outstanding.

The Notes and the Warrants were issued in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”). These transactions qualified for exemption from registration because among other things, the transactions did not involve a public offering, each investor was an accredited investor and/or qualified institutional buyer, each investor had access to information about the Company and their investment, each investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 7.01. Regulation FD

On October 1, 2015, the Company issued a press release for the Letter to Shareholders from its Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated October 1, 2015 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURNA, INC.

Date: October 2, 2015	By:	/s/ Stephen Keen
Stephen Keen, Chief Executive Officer